As filed with the Securities and Exchange Commission on June 12, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tevogen Bio Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-1597194
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

15 Independence Boulevard, Suite #210

Warren, New Jersey 07059

(877) 838-6436

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ryan Saadi

Chief Executive Officer

Tevogen Bio Holdings Inc.

15 Independence Boulevard, Suite #210

Warren, New Jersey 07059

(877) 838-6436

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William I. Intner

J. Nicholas Hoover

Hogan Lovells US LLP

100 International Drive, Suite 2000

Baltimore, Maryland 21202

(410) 659-2700

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated June 12, 2026

PROSPECTUS

TEVOGEN BIO HOLDINGS INC.

Up to 375,000 Shares of Common Stock
Offered by the Selling Stockholder

This prospectus relates to the resale, from time to time, by the selling stockholder identified in this prospectus (“Selling Stockholder”) under the caption “Selling Stockholder,” of up to 375,000 shares of our common stock, par value $0.0001 per share (the “Shares”), issuable to the Selling Stockholder upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”) that were issued to the Selling Stockholder in May 2026.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of Shares by the Selling Stockholder hereunder. We will receive the net proceeds of any Pre-Funded Warrants exercised for cash; the Pre-Funded Warrants have an aggregate exercise price of $37.50. The Selling Stockholder will bear all commissions and discounts, if any, attributable to the sale of the Shares. We will bear all costs, expenses, and fees in connection with the registration of the Shares.

The Selling Stockholder may sell the Shares offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described under the caption “Plan of Distribution” in this prospectus. The Shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

This prospectus provides you with a general description of the Shares the Selling Stockholder may offer. The Shares may be offered by the Selling Stockholder at prices and on terms determined at the time of offering. The Shares may be offered directly by the Selling Stockholder, through agents designated from time to time by the Selling Stockholder, or to or through underwriters or dealers, on an immediate, continuous, or delayed basis. If any agents, dealers, or underwriters are involved in the sale of any of the Shares, their names and any applicable purchase price, fee, commission, or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

If any underwriters, dealers, or agents are involved in the sale of any of the Selling Stockholder’s Shares, their names and any applicable purchase price, fee, commission, or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in an applicable prospectus supplement, if required by applicable law. See the caption “Plan of Distribution” in this prospectus for more information.

We are an “emerging growth company” and “smaller reporting company” for purposes of federal securities laws and are subject to reduced public company reporting requirements. Accordingly, the information in this prospectus may not be comparable to information provided by companies that are not emerging growth companies or smaller reporting companies.

Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “TVGN.” On June 11, 2026, the closing price of our common stock was $11.67.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus and the risks and uncertainties described in the documents we file with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended, that are incorporated in this prospectus by reference for certain risks and uncertainties relating to an investment in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated                      , 2026.

Neither we nor the Selling Stockholder have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or free writing prospectus, and we take no responsibility for any other information that others may give you. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since those dates.

As permitted by the rules and regulations of the SEC, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find Additional Information.” Before investing in our securities, you should read this prospectus and any accompanying prospectus supplement or free writing prospectus, as well as the additional information described under “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”

i

ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the Selling Stockholder identified in this prospectus under the caption “Selling Stockholder,” from time to time, of up to 375,000 shares of our common stock, par value $0.0001 per share (the “Shares”). We are not selling any shares of our common stock under this prospectus, and we will not receive any proceeds from the sale of the Shares offered by the Selling Stockholder hereunder. We will receive the net proceeds of any Pre-Funded Warrants exercised for cash; the Pre-Funded Warrants have an aggregate exercise price of $37.50.

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Stockholder may use the shelf registration to sell up to an aggregate of 375,000 Shares from time to time through any means described in the caption “Plan of Distribution” in this prospectus. More specific terms of any Shares that the Selling Stockholder offers and sells may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Shares being offered and the terms of the offering.

You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference, and the additional information under the captions “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus before making an investment decision.

To the extent there are inconsistencies between any prospectus supplement, this prospectus, and any documents incorporated by reference, the document with the most recent date will control.

References in this prospectus to “Tevogen,” “we,” “us,” “our,” “our Company,” or “the Company” mean Tevogen Bio Holdings Inc., a Delaware corporation, and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026, as amended in Form 10-K/A filed with the SEC on April 30, 2026;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026;

●	our Current Reports on Form 8-K filed on February 25, 2026, March 4, 2026, March 25, 2026, and April 22, 2026; and

●	the description of our common stock contained in our prospectus forming a part of our Registration Statement on Form S-4 (File No. 333-274519), initially filed with the SEC on September 14, 2023, as updated by the description of our common stock filed as Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 2, 2025, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the completion or termination of the offering of the Shares described in this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost by contacting: 15 Independence Boulevard, Suite #210, Warren, New Jersey 07059; telephone number: (877) 838-6436. You may also access the documents incorporated by reference in this prospectus through our website at www.tevogen.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

ii

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov. The reports and other information filed by us with the SEC are also available at our website. The address of the Company’s website is www.tevogen.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.

This prospectus forms part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including the exhibits thereto, on Form S-3 that may be obtained as described above. Statements contained in this prospectus or any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions or their opposites may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Annual Report may include, for example, statements about:

●	the development of, potential benefits of, and patient access to our product candidates for the treatment of infectious diseases, cancer, and neurological disorders, including TVGN 489 for the treatment of COVID-19 and Long COVID;

●	our ability to develop additional product candidates, including through the use of our ExacTcell™ technology;

●	the anticipated benefits of ExacTcell;

●	our expectations regarding our future clinical trials;

●	our manufacturing plans;

●	our ability to generate revenue in the future;

●	our ability to manage, grow, and diversify our business and execute our business initiatives and strategy;

●	expectations regarding the healthcare and biopharmaceutical industries;

●	the potential liquidity and trading of our securities; and

●	the future business, operations, and financial performance of our company.

You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, as well as assumptions that if they were to ever materialize or prove incorrect, could cause the results of the Company to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties, among others, include:

Most of these factors are beyond our ability to predict or control and you should not put undue reliance on any forward-looking statement. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Forward-looking statements speak only as of the date on which they are made. The Company assumes no obligation and does not intend to update these forward-looking statements for any reason after the date they are made, to conform these statements to actual results or to changes in our expectations, except as required by law.

iv

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in, or incorporated by reference in, this prospectus. You should carefully read this prospectus (including the information incorporated by reference in this prospectus) and the registration statement of which this prospectus is a part in their entirety before investing in our securities, especially the risks of investing in our securities discussed under the caption “Risk Factors” in this prospectus.

About the Company

We are a clinical-stage specialty immunotherapy company harnessing one of nature’s most powerful immunological weapons, CD8+ CTLs, to develop off-the-shelf, precision T cell therapies for the treatment of infectious diseases, cancers, and other disorders, with the aim of addressing the significant unmet needs of large patient populations. We believe the full potential of T cell therapies remains largely untapped, and aspire to be the first biotechnology company offering commercially attractive, economically viable, and cost-effective personalized T cell therapies.

We believe our allogeneic, precision T cell technology, ExacTcell, has the potential to mainstream cell therapy with a new class of off-the-shelf T cell therapies with diverse applications across virology, oncology, and other areas. ExacTcell is a set of processes and methodologies to develop, enrich, and expand single human leukocyte antigen (HLA) restricted CTL therapies with proactively selected, precisely defined targets. We are focused on using ExacTcell to develop therapeutics that are intended to be infused in patients other than the original donor. ExacTcell is designed to maximize the immunologic specificity of our products in order to eliminate malignant and virally infected cells while allowing healthy cells to remain intact.

Through our Tevogen.AI artificial intelligence initiative, we are exploring ways to deploy artificial intelligence-powered target detection to further accelerate our product development pace. In addition, through Tevogen.AI, we are focused on harnessing the potential of AI to expedite drug development, optimize laboratory processes and clinical trials, unravel complex biological data, improve patient outcomes, and pass on related savings to patients.

Our website address is www.tevogen.com. The information on or accessible through our website is not, and shall not be deemed, a part of this prospectus and should not be relied upon in connection with making an investment decision.

Our principal executive offices are located at 15 Independence Boulevard, Suite #210, Warren, New Jersey 07059, and our telephone number is (877) 838-6436.

For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find Additional Information.”

Emerging Growth Company and Smaller Reporting Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible for and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including, but not limited to, (a) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, (b) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (c) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

The JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the standards. We will take advantage of the benefits of the extended transition period emerging growth company status permits. During the extended transition period, it may be difficult or impossible to compare our financial results with the financial results of another public company that complies with public company effective dates for accounting standard updates because of the potential differences in accounting standards used.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2026, (b) the last date of our fiscal year in which we have a total annual gross revenue of at least $1.235 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates, and (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

1

The Offering

Description of securities offered

Up to 375,000 shares of our common stock issuable upon exercise of outstanding Pre-Funded Warrants held by the Selling Stockholder.

On May 11, 2026, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with The Patel Family, LLP (the “Patel Family”) pursuant to which we sold the Pre-Funded Warrants for an aggregate purchase price of approximately $3.0 million in a private investment in public equity transaction (the “PIPE”). Pursuant to the terms of the Securities Purchase Agreement, the Pre-Funded Warrants are exercisable at any time following issuance until exercised in full and may be exercised for cash or, subject to the terms of the Pre-Funded Warrants, on a cashless basis. The exercise price of each Pre-Funded Warrant is $0.0001 per share, payable upon exercise. The closing of the PIPE occurred on May 15, 2026. The Securities Purchase Agreement provides that the Pre-Funded Warrants may not be exercised to the extent that, after giving effect to such exercise, the Patel Family, together with its affiliates, would beneficially own more than 9.99% of our outstanding common stock (the “Beneficial Ownership Limitation”). The Patel Family may increase or decrease the Beneficial Ownership Limitation up to a maximum of 19.99% upon providing prior written notice to us, provided that any such increase will not become effective until the 61st day after such notice is delivered.

Common stock outstanding before the offering	4,219,343 shares (as of June 11, 2026)

Use of proceeds	All proceeds from the sale of shares of common stock offered hereby will be for the account of the Selling Stockholder. We will not receive any proceeds from the sale of common stock offered hereunder. See the caption “Use of Proceeds” in this prospectus.

Risk Factors	The shares offered hereby involve a high degree of risk. See the caption “Risk Factors” in this prospectus.

Nasdaq symbol for our common stock	TVGN

2

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, in addition to the risks and uncertainties discussed below, and above under the caption “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus or any applicable prospectus supplement. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of these risks or uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

Sales of a substantial number of our securities in the public market by the Selling Stockholder or by our other existing securityholders could cause the price of our common stock to fall.

Sales of a substantial number of shares of our common stock in the public market could occur at any time.

The Selling Stockholder can sell, under this prospectus, up to 375,000 shares of our common stock, representing approximately a 11.25% beneficial ownership interest of our common stock as of June 11, 2026. Sales of a substantial number of our shares of common stock in the public market by the Selling Stockholder or by our other existing security holders, or the perception that those sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our common stock. The sale of all the shares being offered in this prospectus could result in a significant decline in the public trading price of our securities. In addition, the registration of these shares of common stock for resale creates the possibility of a significant increase in the supply of our common stock in the market. The increased supply may lead to heightened selling pressure, which could negatively affect the public trading price of our common stock.

3

USE OF PROCEEDS

We will not receive any proceeds from any sales of common stock by the Selling Stockholder. We will, however, receive the net proceeds of any cash exercise of the pre-funded warrants, which have an aggregate exercise price of $37.50.

4

SELLING STOCKHOLDER

The Selling Stockholder listed in the table below may from time to time offer and sell any or all of the shares of our common stock set forth below pursuant to this prospectus. When we refer to the “Selling Stockholder” in this prospectus, we refer to the person listed in the table below, and the pledgees, donees, transferees, assignees, successors, and other permitted transferees that hold any of the Selling Stockholder’s interest in the shares of common stock after the date of this prospectus.

The following table sets forth certain information provided by or on behalf of the Selling Stockholder concerning the common stock that may be offered from time to time by each Selling Stockholder pursuant to this prospectus. The Selling Stockholder identified below may have sold, transferred, or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Stockholder, including regarding the identity of, and the shares held by, each Selling Stockholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. The Selling Stockholder may sell all, some or none of such securities in this offering. See the caption “Plan of Distribution” in this prospectus.

The table is based on information supplied to us by the Selling Stockholder, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC. This information does not necessarily indicate beneficial ownership for any other purpose. Percentage ownership is based on 4,219,343 shares of common stock outstanding as of June 11, 2026.

The registration for resale of the Shares does not mean that the Selling Stockholder will sell or otherwise dispose of all or any of the Shares. Additionally, we do not know how long the Selling Stockholder will hold the Pre-Funded Warrants, whether any will exercise the Pre-Funded Warrants, and upon such exercise, how long the Selling Stockholder will hold the Shares before selling them. We currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the Shares.

Other than as described below or elsewhere in this prospectus, none of the Selling Stockholder has any material relationship with us or any of our predecessors or affiliates.

	Shares of Common Stock Beneficially Owned Prior to this		Shares of Common Stock to be Sold in		Shares of Common Stock Beneficially Owned After this Offering (1)
Name of Selling Stockholder	Offering		this Offering		Number	Percent
The Patel Family, LLP (1)	204,902	(2)	375,000	(3)	246,523	5.1%

(1)	Dr. Manmohan Patel (“Dr. Patel”) and his wife, Hema Patel, who is the managing member of the Patel Family, may be deemed to beneficially own the shares of our common stock held by the Patel Family or issuable upon the exercise or conversion of securities held by the Patel Family.
(2)	Includes 1,764 shares of our common stock issuable as payment of interest under our Loan Agreement, dated June 6, 2024, with the Patel Family, 10,000 shares of our common stock issuable upon conversion of our Series A Preferred Stock, 12,000 shares issuable upon conversion of our Series A-1 Preferred Stock, and 145,831 shares issuable upon exercise of the Pre-Funded Warrants or conversion of our Series C Preferred Stock (after operation of a beneficial ownership limitation) that the Patel Family has the right to acquire within 60 days of June 12, 2026. Dr. Patel also directly holds 233,533 shares of our common stock.
(3)	Assumes the exercise of the Warrants without regard to any beneficial ownership limitation and the sale of all of the Shares. Includes, in addition to the shares of common stock issuable as payment of interest under our Loan Agreement and upon conversion of our Series A and A-1 Preferred Stock indicated in the foregoing footnote, 187,452 shares of common stock that would be issuable upon conversion of our Series C Preferred Stock after operation of the beneficial ownership limitation.

Other Relationships with the Selling Stockholder

For a further description of our relationships with the Patel Family and Dr. Patel, please see “Related Person Transactions” beginning on page 13 of Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 30, 2026, which is incorporated herein by reference.

5

PLAN OF DISTRIBUTION

General

The Selling Stockholder may sell the applicable securities offered by this prospectus from time to time in one or more transactions, including without limitation:

●	directly to one or more purchasers, including through a specific bidding, auction, or other process;
●	to or through agents;
●	to or through underwriters, brokers, or dealers;
●	through a combination of any of these methods; or
●	any other method permitted pursuant to applicable law.

A distribution of the shares offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, rights offerings, exchangeable securities, forward delivery contracts, and the writing of options.

In addition, the manner in which the Selling Stockholder may sell some or all of the shares covered by this prospectus includes, without limitation, through:

●	On Nasdaq, in the over-the-counter market, or on any other national securities exchange on which our securities may be listed or traded;
●	one or more underwritten offerings;
●	block trades in which a broker-dealer will attempt to sell the shares as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
●	ordinary brokerage transactions (at customary brokerage commissions, unless set forth otherwise in a prospectus supplement) and transactions in which a broker-dealer solicits purchasers;
●	a distribution in kind to the Selling Stockholder’s direct or indirect partners, members, or equity holders;
●	privately negotiated transactions, which may include a block trade;
●	settlement of short sales;
●	transactions through broker-dealers to sell a specified number of such securities at a stipulated price per security;
●	a distribution in accordance with the rules of the applicable securities exchange;
●	through trading plans entered into by the Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and, if applicable, any prospectus supplement hereto that provide for periodic sales of securities on the basis of parameters described in such trading plans;
●	a combination of any such methods of distribution; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholder may elect to make a pro rata in-kind distribution of the shares of common stock held by it to its direct or indirect members, partners, or equity holders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus, as amended or supplemented. To the extent that such members, partners, or equity holders are not affiliates of ours, such members, partners, or equity holders would thereby receive freely tradeable common stock pursuant to the distribution under this prospectus. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement to permit the distributees to use the prospectus to resell the shares acquired in the distribution. The Selling Stockholder may also sell common stock under any exemption from registration under the Securities Act, including under Rule 144 under the Securities Act, if available, rather than under this prospectus. There can be no assurance that the Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder may also transfer shares of our common stock in other circumstances, in which case the transferees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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The Selling Stockholder may also enter into derivative or hedging transactions. For example, the Selling Stockholder may:

●	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from the Selling Stockholder to close out its short positions;
●	sell securities short and redeliver such shares to close out the Selling Stockholder’s short positions;
●	enter into option or other types of transactions that require the Selling Stockholder to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or
●	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, the Selling Stockholder may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell the applicable securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from the Selling Stockholder or others to settle such sales and may use securities received from the Selling Stockholder to close out any related short positions. The Selling Stockholder may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The Selling Stockholder may, from time to time, pledge or grant a security interest in shares of our common stock beneficially held by it and, if such Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of common stock from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholder to include the pledgee, transferee, or other successors-in-interest as the Selling Stockholder under this prospectus.

With respect to each offering of shares for which a prospectus supplement is required, such prospectus supplement will state the terms of the offering of the shares, including:

●	the name or names of any underwriters, agents, or dealers and the amounts of securities underwritten or purchased by each of them, if any;
●	the public offering price or purchase price of the shares and the net proceeds to be received by us or the Selling Stockholder from the sale;
●	any over-allotment options under which underwriters may purchase additional securities from the Selling Stockholder;
●	any delayed delivery arrangements;
●	any underwriting discounts, commissions, or agency fees and other items constituting underwriters’ or agents’ compensation;
●	any discounts, commissions, concessions, or other compensation allowed or reallowed or paid to dealers; and
●	any securities exchange or markets on which the shares offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the shares offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

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The offer and sale of the shares described in this prospectus may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to the prevailing market prices; or
●	at negotiated prices.

The aggregate proceeds to the Selling Stockholder from the sale of shares of our common stock offered by them will be the purchase price of such shares of our common stock less discounts or commissions, if any. The Selling Stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock to be made directly or through agents.

We will not receive any of the proceeds from any offering by the Selling Stockholder. We will bear all fees and costs relating to all of the shares being registered under the registration statement of which this prospectus forms a part.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Underwriting Compensation

Any public offering price and any fees, discounts, commissions, concessions, or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, or agents may be changed from time to time. The Selling Stockholder and any underwriters, dealers, and agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts or commissions that such underwriters, dealers, and agents and remarketing firms receive and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We have advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Stockholder and their respective affiliates. We will identify any underwriters, agents, or dealers and describe their fees, commissions, or discounts in the applicable prospectus supplement.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price, or at negotiated prices. The Selling Stockholder may offer the shares to the public either through an underwriting syndicate represented by one or more managing underwriters or through one or more underwriter(s). The underwriters in any particular offering will be identified in the applicable prospectus supplement.

Unless otherwise specified in connection with any particular offering of shares, the obligations of the underwriters to purchase the offered shares will be subject to certain conditions contained in an underwriting agreement that we and the Selling Stockholder will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the shares of the series offered if any of the shares are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed, or paid to dealers may be changed from time to time.

Securities may be sold directly by the Selling Stockholder or through agents designated by the Selling Stockholder from time to time. Any agent involved in the offer or sale constituting a distribution of the shares in respect of which this prospectus and, if applicable, a prospectus supplement is delivered will be named, and any commissions payable by the Selling Stockholder to such agent will be set forth, in such prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

In connection with offerings made through underwriters or agents, the Selling Stockholder may enter into agreements with such underwriters or agents pursuant to which it receives its outstanding securities in consideration for the shares being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the shares received from us under these arrangements to close out any related open borrowings of securities.

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We will make copies of this prospectus available to the Selling Stockholder and any broker-dealer acting on behalf of such Selling Stockholder and have informed the Selling Stockholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Dealers

The Selling Stockholder may sell the offered securities to dealers as principals. The Selling Stockholder may negotiate and pay dealers’ commissions, discounts, or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with the Selling Stockholder at the time of resale. Dealers engaged by the Selling Stockholder may allow other dealers to participate in resales.

Direct Sales

The Selling Stockholder may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.

Institutional Purchasers

The Selling Stockholder may authorize agents, dealers, or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

The Selling Stockholder will enter into such delayed contracts only with institutional purchasers that it approves. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, and educational and charitable institutions.

Indemnification; Other Relationships

The Selling Stockholder may agree to indemnify underwriters, dealers, and agents against certain civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities. Underwriters, dealers, and agents, and their affiliates, may engage in transactions with, or perform services for us, and our affiliates, in the ordinary course of business, including commercial banking transactions and services.

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LEGAL MATTERS

The validity of the issuance of the shares offered hereby will be passed upon for us by Hogan Lovells US LLP, Baltimore, Maryland. As appropriate, legal counsel representing the underwriters, dealers, or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The consolidated financial statements of Tevogen Bio Holdings Inc., as of December 31, 2025 and 2024, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses, to be paid solely by us, in connection with the Shares being registered hereby:

Amount to be Paid
SEC registration fee	$531.60
Transfer agent fees and expenses	1,000.00
Legal fees and expenses	25,000.00
Accounting fees and expenses	25,000.00
Miscellaneous expenses	468.40
Total	$52,000.00

Item 15. Indemnification of Directors and Officers.

As a Delaware corporation, the Company is subject to the provisions of the DGCL. Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

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Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, and the corporation may indemnify any other person who is not a present or former director or officer of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein. For indemnification with respect to any act or omission occurring after December 31, 2020, references to “officer” for purposes of Section 145(c) shall mean only a person who at the time of such act or omission is deemed to have consented to service by the delivery of process to the registered agent of the corporation pursuant to section 3114(b) of title 10 (for purposes of this sentence only, treating residents of the State of Delaware as if they were nonresidents to apply section 3114(b) of title 10 to this sentence).

Section 145(d) of the DGCL provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Certificate of Incorporation. The Charter provides that the Company to fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, may indemnify and advance expenses to any person made or threatened to any person threatened to be made a party to an action, suit, or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that such person, or such person’s testator or intestate, is or was a director or officer of the Company or any predecessor of the Company, or serves or served at any other enterprise as a director, employee, or agent at the request of the Company or any predecessor to the Company.

The Charter also provides that to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, a director or officer of the Company shall not be personally liable to the Company or to its stockholders for monetary damages for any breach of fiduciary duty as a director or officer. No amendment to, modification of, or repeal of the Charter shall apply to or have any effect on the liability or alleged liability of any director or officer of the Company for or with respect to any acts or omissions of such director or officer occurring prior to such amendment.

Bylaws. The Bylaws provide that the Company shall indemnify and advance expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that they are or were a director or officer of the Company, or are or were serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by them in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

The Bylaws provide that the Company shall indemnify and advance expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that they are or were a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper; provided that no person shall be indemnified hereunder for any expenses or amounts paid in settlement with respect to any action to recover short-swing profits under Section 16(b) of the Securities Exchange Act of 1934, as amended.

Indemnification Agreements. The Company has entered into indemnification agreements with each of its directors and executive officers, which generally provide indemnity to the fullest extent permitted by applicable law against liabilities and expenses incurred in connection with the defense or disposition of certain actions, suits or proceedings in which such person may be involved or to which such person was, is or is threatened to be made, a party by reason of the service of such person as a director or an officer of the Company or in certain other representative or fiduciary capacities on behalf thereof and which establish processes and procedures for indemnification claims.

Liability Insurance. The Company also maintains standard policies of insurance that provide coverage (a) to its directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act and (b) to the Company with respect to indemnification payments that the Company may make to such directors and officers.

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Item 16. Exhibits.

(a)

Exhibit No.	Description
3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on February 14, 2024 (File No. 001-41002))
3.2	Certificate of Amendment to the Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on March 4, 2026 (File No. 001-41002))
3.3	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on April 25, 2025 (File No. 001-41002))
3.4	Certificate of Designation of Series A Preferred Stock of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on March 21, 2024 (File No. 001-41002))
3.5	Certificate of Designation of Series A-1 Preferred Stock of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on April 2, 2024 (File No. 001-41002))
3.6	Certificate of Designation of Series C Preferred Stock of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on August 23, 2024 (File No. 001-41002))
4.1	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 10-Q filed with the SEC on May 15, 2026 (File No. 001-41002))
5.1*	Opinion of Hogan Lovells US LLP
10.1	Securities Purchase Agreement, dated May 11, 2026, between the Company and The Patel Family, LLP (incorporated by reference to Exhibit 10.2 to the Current Report on Form 10-Q filed with the SEC on May 15, 2026 (File No. 001-41002))
23.1*	Consent of KPMG LLP
23.2*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)
24	Power of Attorney (included on signature page hereof)
107*	Filing Fee Table

*	Filed herewith.

(b)

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subsections (i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, State of New Jersey on the 12th day of June, 2026.

TEVOGEN BIO HOLDINGS INC.

By:	/s/ Ryan Saadi
Name:	Ryan Saadi
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ryan Saadi and Kirti Desai, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Date	Title

/s/ Ryan Saadi	June 12, 2026	Chief Executive Officer and Chairperson of the Board of Directors
Ryan Saadi		(Principal Executive Officer)

/s/ Kirti Desai	June 12, 2026	Chief Financial Officer
Kirti Desai		(Principal Financial Officer and Principal Accounting Officer)

/s/ Jeffrey Feike	June 12, 2026	Director
Jeffrey Feike

/s/ Keow Lin Goh	June 12, 2026	Director
Keow Lin Goh

/s/ Curtis Patton	June 12, 2026	Director
Curtis Patton

/s/ Susan Podlogar	June 12, 2026	Director
Susan Podlogar

/s/ Victor Sordillo	June 12, 2026	Director
Victor Sordillo

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